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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the following Registration Statements of MetaCreations Corporation on Form S-8 (Registration Nos. 333-3070, 333-17209, 333-20939, 333-26557 and 333-28403) of our report dated February 3,
1997, except for Note 1 as to which the date is May 29, 1997, on our audits of the consolidated financial statements of MetaCreations Corporation as of December 31, 1996 and 1994, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Current Report on Form 8-K/A.


COOPERS & LYBRAND L.L.P.

Sherman Oaks, California
August 8, 1997